Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation of our report dated May 24, 2004, relating to the audited consolidated financial statements of Elmer's Restaurants, Inc. and Subsidiaries as of March 29, 2004, and March 31, 2003, and for the years ended March 29, 2004, March 31, 2003, and April 1, 2002, included in the Form 10-K, into the Company's Registration Statement on Form S-8 (File No. 333-110544).


/s/ Moss Adams LLP


Portland, Oregon
June 23, 2004







































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